UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2014

SPDR® GOLD TRUST

SPONSORED BY WORLD GOLD TRUST SERVICES, LLC

(Exact name of registrant as specified in its charter)

New York	001-32356	81-6124035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o World Gold Trust Services, LLC

510 Madison Avenue, 9th Floor

New York, New York 10022

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (212) 317-3800

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On September 8, 2014, Aram Shishmanian resigned as the Acting Chief Executive Officer of World Gold Trust Services, LLC (“WGTS”), the sponsor of the SPDR® Gold Trust effective on that date. Mr. Shishmanian’s resignation was in connection with the appointment of the Chief Executive Officer of WGTS.

On September 8, 2014, the Board of Directors of WGTS appointed William Rhind as the Chief Executive Officer of WGTS, effective from that date.

Mr. Rhind, 35, has served as Managing Director, Institutional Investment of the World Gold Council, the ultimate parent of WGTS, since September 2013. He was previously employed by ETF Securities, an independent exchange-traded product provider, from 2007 until September 2013. During his tenure at ETF Securities, he had a number of leadership roles, including as a Managing Director and as a member of the executive committee.

Prior to that, Mr. Rhind was a Principal for the iShares UK Sales team. He began his career as an Investment Banking Analyst at Nomura International in London.

He is a graduate of the University of Bath in England with a Bachelor of Arts degree with Honors in French, Russian, Politics and Economics.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 10, 2014	SPDR® GOLD TRUST
(Registrant)*

	By:	World Gold Trust Services, LLC
as the Sponsor of the Registrant

	By:	/s/ John Adrian Pound
		Name:	John Adrian Pound
		Title:	Chief Financial Officer

*	As the Registrant is a trust, this report is being filed on behalf of the Registrant by World Gold Trust Services, LLC, only in its capacity as the sponsor of the Registrant. The identified person signing this report is signing in their capacity as an authorized officer of World Gold Trust Services, LLC.